                                                           EXHIBITS 5.1 and 23.1

July 10, 2001

Household Auto Receivables Corporation
1111 Town Center Drive
Las Vegas, Nevada 89134

Gentlemen:

      I am a Vice President-Corporate Law and Secretary of Household International, Inc., a Delaware corporation ("Household"), the ultimate parent corporation of Household Finance Corporation (the "Servicer"), Household Auto Receivables Corporation (the "Seller"), Household Automotive Finance Corporation ("HAFC") and Household Bank, f.s.b. ("Household Bank"). I am generally familiar with the proceedings in connection with the Seller's Registration Statement on Form S-3 (the "Registration Statement") pursuant to which Auto Receivables Asset Backed Securities are to be registered for issuance from time to time in series by one or more trusts established by the Seller. Each series of securities will be issued by a trust which will be either (a) an owner or (b) a grantor trust. This opinion relates to the issuance by owner trusts of certain asset backed certificates (the "Certificates") to be sold from time to time in one or more series in amounts to be determined at the time of each sale and as will be set forth in one or more supplements (each, a "Prospectus Supplement") to the prospectus (the "Prospectus") included in the Registration Statement.

      As described in the Registration Statement, the Certificates will be issued by grantor trusts (the "Trusts"). The Trusts will be formed by the Seller pursuant to Pooling and Servicing Agreements (the "Pooling and Servicing Agreement") by and among the Seller, the Servicer and the trustee for each Trust, as specified in the related Prospectus Supplement (the "Trustee"). A form of the Pooling and Servicing Agreement is included as an exhibit to the Registration Statement.

      I am, or attorneys under my supervision are, familiar with the proceedings to date with respect to the Registration Statement and have examined such records, documents and maters of law and satisfied myself as to such mattes of fact as I have considered relevant for the purposes of this opinion.

      Based on the foregoing, it is my opinion that the Certificates will be fully paid and non-assessable, legally and validly issued and will be legal and binding obligations of the issuing Trust, when the following have occurred:

            1) the Registration Statement shall have been declared effective by the Commission under the Securities Act of 1933, as amended,

            2) the Seller's Board of Directors shall have adopted resolutions authorizing the Seller to execute all required documents, including the Pooling and Servicing Agreement and the Underwriting Agreement (as defined

Household Auto Receivables Corporation
July 10, 2001
Page 2


      below), and to take all action required to cause the Certificates to be issued under each Pooling and Servicing Agreement, and to be sold pursuant to each Underwriting Agreement,

            3) the Pooling and Servicing Agreement relating to the Certificates each shall be duly executed and delivered by the parties thereto,

            4) the Certificates shall have been duly authenticated by the Trustee in accordance with the Pooling and Servicing Agreement, and delivered by the Seller in accordance with the Underwriting Agreement among HFC, the Seller, HAFC, Household Bank and the Underwriters named therein (the "Underwriting Agreement"), and

            5) the Seller shall have received the agreed purchase price for the Certificates in accordance with the Underwriting Agreement.

      In giving the opinions expressed herein, I express no opinion other than as to the laws of the State of Illinois, the general corporation laws of the States of Delaware and New York and the federal laws of the United States. As to matters of New York law, I have conferred with attorneys employed by Household who are licensed to practice law in the State of New York.

      I do not find it necessary for the purposes of this opinion, and accordingly do not purport to cover herein, the application of the "Blue Sky" or securities laws of the various states to sale of the Certificates.

      I hereby consent to the use of my name and my opinion in the Prospectus filed pursuant to Rule 430A or 424 of Regulation C of the Act, in connection with the Registration Statement, including any references to my opinions set forth in the documents incorporated by reference therein, and to the filing of this consent as an exhibit to the Registration Statement. In giving such consent I do not admit that I am in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                                               Very truly yours,


                                                              /s/ John W. Blenke
                                                    ----------------------------
                                                                  John W. Blenke
                                                    Vice President-Corporate Law
                                                         and Assistant Secretary